Exhibit 10.8

INDEPENDENT DIRECTOR AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of [_________], and is by and between SUCHNESS TECH LIMITED, a Cayman Islands exempted company (hereinafter referred to as the “Company”), and [_________] (hereinafter referred to as the “Director”).

BACKGROUND

The board of directors of the Company (the “Board of Directors”) desires to appoint the Director and to have the Director perform the duties of an independent director of the Company and the Director desires to be so appointed and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1)	DUTIES. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s memorandum and articles of association and its corporate governance and board committee charters (if any), each as amended or modified from time to time, and by applicable law, including the Companies Act (Revised) of the Cayman Islands or any other applicable governing statute (the “Law”). The Director agrees to devote as much time as is reasonably necessary to perform completely the duties as the Director of the Company, including duties as a part of the [_________] Committee. The Director will perform such duties described herein in accordance with the memorandum and articles of association of the Company and the fiduciary duties of directors arising under the Law.

2)	TERM.

(a)	The term of this Agreement shall commence as of the date of the completion of the Company’s initial public offering (the “IPO”) and shall continue until the conclusion of the first Annual General Meeting of the Company held following such date (the “Initial Term”). Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms, with each such term expiring at the conclusion of the next Annual General Meeting following the commencement thereof (each, a “Renewal Term” and, together with the Initial Term, the “Term”), unless either party provides written notice of non-renewal to the other party at least thirty (30) days prior to the expiration of the then-current Term. This appointment shall terminate immediately and without claim for compensation on the occurrence of any of the following events:

(i)	if the Director resigns as a director of the Company for any reason;

(ii)	if the Director is removed and not re-appointed as a director of the Company at a general meeting of shareholders of the Company duly called for the purpose of the election or appointment of directors in accordance with the requirements of the laws of the Cayman Islands and the memorandum and articles of association of the Company, and, for so long as any securities of the Company are listed on one or more securities exchanges, the requirements of such securities exchanges;

(iii)	if the Director has been declared bankrupt or made an arrangement or composition with or for the benefit of the Director’s creditors; and/or

(iv)	if the Director has been disqualified from acting as a director (including, but not limited to, an event in which the Director is declared insane or becomes of unsound mind or becomes physically incapable of performing the Director’s functions as a director for a period of at least 60 days);

(v)	upon the Director’s death;

(vi)	if an order of a court having jurisdiction over the Company requires the Director to resign;

(vii)	the Director’s conviction of, or plea of guilty or nolo contendere to, a felony;

(viii)	the Director’s willful misconduct that causes material harm to the Company, or

(ix)	the Director’s material breach of this Agreement that remains uncured for thirty (30) days after written notice thereof.

(b)	Any termination of the Director’s appointment under this Agreement shall be without payment of damages or compensation (except that the Director shall be entitled to any accrued compensation as per Section 3 below).

(c)	On termination of the Director’s appointment under this Agreement, the Director shall return all property belonging to the Company, any of its subsidiaries or any of its affiliated entities, together with all documents, papers, disks and information, howsoever stored, relating to any of them and used by the Director in connection with the Director’s position with the Company.

3)	COMPENSATION.

(a)	For all services to be rendered by the Director in any capacity hereunder, the Company agrees to pay the Director an annual compensation of [_________], comprising of a director fee of [_________] and a [_________] committee chair retainer of [_________], each paid in equal quarterly installments in arrears.

(b)	In consideration for the performance by the Director of the services hereunder, the Company shall pay the Director $[_________] worth of shares of our class A ordinary shares, par value of US$0.0001 per share (the “Class A Ordinary Shares”), on a yearly basis, issued in book-entry form and calculated based on the volume-weighted average price (VWAP) of the Company’s Class A Ordinary Shares for the thirty (30) trading days immediately preceding the end of the fiscal quarter during which the Class A Ordinary Shares are being issued.

(i)	Beginning with the first fiscal quarter following consummation of the IPO, the Director shall receive $[_________] worth of Class A Ordinary Shares per fiscal quarter during the then- current Term, until a total of $[_________] worth of Class A Ordinary Shares have been granted. The Class A Ordinary Shares shall be issued within five (5) business days of the end of each applicable fiscal quarter.

(ii)	If this Agreement is terminated effective on a date other than the end of the fiscal quarter, the Director shall receive such number of shares equal to the product of (x) the number of shares issuable for the fiscal quarter calculated based on the volume-weighted average price (VWAP) of the Company’s Class A Ordinary Shares for the thirty (30) trading days immediately preceding the Director’s last day of service and (y) a fraction the numerator of which is the number of days the Director has served on the Board of Directors since the end of the previous fiscal quarter and the denominator of which is the number of days in the current fiscal quarter.

(e)	The Director acknowledges that the Class A Ordinary Shares are “restricted securities” under the U.S. federal securities laws and will bear appropriate legends. The Class A Ordinary Shares may not be offered, sold or otherwise transferred absent an effective registration statement or the availability of exemptions from the registration requirements under U.S. federal securities laws and from any qualification or registration requirement under the securities laws of any applicable state or foreign jurisdictions.

(f)	The Company shall bear all costs and expenses associated with the issuance of the Class A Ordinary Shares. The Director acknowledges sole responsibility for the Director’s personal tax obligations arising from the issuance of the Class A Ordinary Shares.

(g)	The Director’s fees and Class A Ordinary Shares issued may be adjusted, up or down, from time to time as determined by the Company’s Board of Directors.

4)	EXPENSES. In addition to the compensation provided in paragraph 3 above, the Company will reimburse the Director for reasonable business-related expenses incurred by the Director in connection with his service; provided that such expenses are against original and valid receipts and pre-approved by the Company in writing (“Expenses”). An itemized invoice must be submitted to the Company within ten (10) days following the end of each calendar month for Expenses incurred during such month in order to be eligible for reimbursement.

5)	COMPANY POLICIES.

(a)	The Director understands that the Company has adopted an Insider Trading Policy to, among other things, ensure that trading of the Company’s securities by directors, officers and employees of the Company remains in compliance with applicable securities and other laws and regulations. Pursuant to this policy, no officer, director or employee may engage in transactions in the Class A Ordinary Shares of the Company, which will normally commence on the last day of an interim or annual financial period and end on the trading day following the issuance of a press release or other document disclosing the results for the period. If the Director has information concerning the Company’s financial results at any time as a consequence of being a member of any of the committees of the Board of Directors, the Director may not engage in transactions in our securities until the information is publicly disclosed. The Director recognizes that some or all of the Confidential Information may be relevant to the price or value of the Company’s securities, and the Director will not use any such Confidential Information in any way that breaches insider trading provisions of any applicable securities laws.

(b)	The Director understands that the Company has adopted a Code of Business Conduct and Ethics to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that the Company’s business is conducted in a consistently legal and ethical manner.

(c)	The Director shall procure that he complies at all times with the Company’s Insider Trading Policy, the Company’s Code of Business Conduct and Ethics and such other policies as the Board of Directors of the Company may adopt from time to time, each as in effect from time to time.

6)	INDEMNIFICATION. The Company shall, to the fullest extent permitted by applicable law and the Company’s memorandum and articles of association, indemnify and hold harmless the Director from and against any and all claims, actions, proceedings, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to the Director’s service to the Company in any capacity, except to the extent resulting from the Director’s own dishonesty, willful default or fraud, willful misconduct, or knowing violation of law.

The Company has or will in a timely manner purchase director’s and officer’s liability insurance, and Director shall be entitled to the protection of any insurance policies the Company maintains for the benefit of its directors and officers against all costs, charges and expenses in connection with any action, suit or proceeding to which the Director may be made a party by reason of affiliation with the Company, its subsidiaries, or affiliates or the performance by Director of the services as a director of the Company pursuant to this Agreement. The rights to indemnification and reimbursement provided under this Agreement shall be in addition to any rights the Director may have under the Company’s memorandum and articles of association, applicable law, or any insurance policy maintained by the Company for its directors and officers from time to time, and shall continue for a period of five (5) years after the termination of this Agreement.

7)	CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The Director will not, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

“Confidential Information” shall not include information that (i) is or becomes part of the public domain other than as a result of disclosure by the Director, (ii) becomes available the Director on a non-confidential basis from a source other than the Company, provided that the source is not bound with respect to that information by a confidentiality agreement with the Company, its subsidiaries or its affiliated entities or is otherwise prohibited from transmitting that information by a contractual legal or fiduciary obligation, or (iii) can be proven by the Director to have been in the Director’s possession prior to disclosure of the information by the Company. In the event that the Director is requested or required (by oral questions, interrogators, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, it is agreed that the Director, to the extent practicable under the circumstances, will provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with this Section 7. If a protective order or the receipt of a waiver hereunder has not been obtained, the Director may disclose only that portion of the Confidential Information which you are legally compelled to disclose.

8)	GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New York. The Director irrevocably agrees that the courts of the State of New York shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Agreement, the Director’s appointment, and any matter arising therefrom and the Director irrevocably waives any right that the Director may have to object to an action being brought in those courts, or to claim that the action has been brought in an inconvenient forum, or that those courts do not have jurisdiction.

9)	COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile or electronic .PDF (or similar format) execution and delivery of this Agreement is legal, valid and binding for all purposes.

10)	ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

11)	WAIVERS. The failure of any party at any time to require performance of any provision or to resort to any remedy provided under this Agreement shall in no way affect the right of that party to require performance or to resort to a remedy at any time thereafter, nor shall the waiver by any party of a breach be deemed to be a waiver of any subsequent breach. A waiver shall not be effective unless it is in writing and signed by the party against whom the waiver is being enforced.

12)	AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by the Director and by a duly authorized representative of the Company.

13)	NOTICE. Any notice or other communications to be given by one party to the other party under or in connection with this Agreement shall be in writing and signed by or on behalf of the party giving it. Notices to the parties shall be sent to the applicable party as follows:

If to the Company:

SUCHNESS TECH LIMITED

60 Kaki Bukit Place

Eunos Techpark, #05-01

Singapore 415979

Attention: Poh Hin Tan, Chief Executive Officer and Chairman

E-mail: hintan@suchnessgroup.com

If to Director:

Any notice or request shall be deemed to have been delivered: (a) on the delivery date if delivered personally to the party to whom the same is directed (where such day does not fall on a business day, delivery shall be deemed to be on the first business day following); (b) on the delivery date if delivered by email with an original delivered by another means within seventy-two (72) hours thereafter (where such day does not fall on a business day, delivery shall be deemed to be on the first business day following); or (c) one (1) business day after deposit with a reputable commercial overnight carrier.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year set forth below.

SUCHNESS TECH LIMITED

By:
Name:	Poh Hin Tan
Title:	Chief Executive Officer and Chairman

Independent Director

By:
Name: